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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                                   PURSUANT TO

                             SECTION 13 OR 15(D) OF



                       THE SECURITIES EXCHANGE ACT OF 1934






         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 27, 1998
                              --------------------
                             CYTOTHERAPEUTICS, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                   0-19871                94-3078125

    (State or other jurisdiction  (Commission File Number)   (I.R.S. Employer
          of incorporation)                               Identification Number)



                          701 GEORGE WASHINGTON HIGHWAY
                           LINCOLN, RHODE ISLAND 02865

          (Address, of principal executive offices, including zip code)



                                 (401) 288-1000

               (Registrant's Telephone number including area code)
                              --------------------




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                              PAGE _1_ OF _4_ PAGES.
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Item 5.

         CytoTherapeutics, Inc. today announced that CytoTherapeutics and Genentech, Inc. plan to end their collaboration to develop and commercialize a product utilizing Genentech's proprietary growth factor, Neurturin, to treat Parkinson's disease. The collaboration focused on the delivery of Neurturin via CytoTherapeutics' proprietary encapsulated-cell technology. As a result of the companies' decision, CytoTherapeutics expects to reduce its current workforce by approximately 20%, and to redirect its resources toward programs for pain control, for ophthalmic diseases and conditions and for stem cell research and discovery.

         The collaboration agreement for Parkinson's disease was previously announced in November 1996 and superseded a previous agreement announced in March 1994. Agreements relating to Huntington's disease and ALS, or Lou Gehrig's disease, remain in effect. In connection with termination of the Neurturin collaboration, Genentech has requested CytoTherapeutics to redeem a portion of the shares of its Common Stock acquired by Genentech in connection with the collaboration as provided by the agreement under certain circumstances. The redemption amount requested by Genentech is approximately $4 million. CytoTherapeutics is reviewing the merit and amount of Genentech's redemption request.

         "CytoTherapeutics' scientific team made substantial progress toward development of an encapsulated-cell product to deliver Neurturin. However, it is our judgment that encapsulated-cell delivery does not constitute the method of choice for delivery of Neurturin in Parkinson's disease," stated Joffre Baker, Ph.D., Vice President of Discovery Research at Genentech.

         "Looking ahead, we expect to restart our Phase II clinical trials for pain in Europe and expect to pursue several opportunities for collaborations related to our neural stem cell program in the neurodegenerative disease and ophthalmics areas," commented Richard M. Rose, M.D., President and Chief Executive Officer of CytoTherapeutics.

         In regard to the pain program, Astra and CytoTherapeutics are continuing to develop the encapsulated bovine cell product which is designed to deliver natural analgesics to treat chronic pain in cancer patients. Based on results from a Phase IIA trial reported in January, the Company modified its implant tether and has recently completed a submission to the FDA to commence a Phase II trial in cancer patients. In addition, contingent upon approval by participating institutions, Astra expects to resume patient enrollment for the Phase IIB European trials of the modified implant within the second quarter.

         In the ophthalmics area, CytoTherapeutics recently announced a significant new initiative under the leadership of Bill York, Ph.D., to discover and develop novel cell-based products to treat eye diseases and conditions, including macular degeneration and retinitis

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pigmentosa.  Prior to joining  CytoTherapeutics,  Dr. York was Vice President of
Research and Development, Ophthalmic Products at Alcon Laboratories, Inc., where he built and directed Alcon's drug discover group. CytoTherapeutics is currently engaged in discussions regarding potential funding for accelerated development of its ophthalmics program.

         In the stem cell area, the Company is working to further develop its neural stem/progenitor cell technology program. In 1997 preclinical studies, CytoTherapeutics' researchers and collaborators successfully isolated, characterized and engrafted human neural stem/progenitor cell cultures in rodents. The Company is also conducting stem cell research directed toward the discovery of stem cells for the liver and the pancreas.

         Statements in this current report other than statements of historical facts constitute forward looking statements regarding, among other things, product development strategies, partnering opportunities, clinical trials, preclinical research and development and future business operations. The
Company's actual results may vary materially from these forward looking statements due to risks and uncertainties to which the Company is subject, such as failure to achieve required product development, delays in obtaining, or the necessity to satisfy conditions imposed for, regulatory approval, failure to achieve corporate partnerships or other funding arrangements, the need to raise additional capital, risks of third-party intellectual property, adverse clinical or preclinical developments, and other risks, which are described in Exhibit 99 to the Company's Annual Report on Form 10-K entitled "Cautionary Factors Relevant to Forward Looking Statements" and incorporated herein by reference.

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                                    SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     CYTOTHERAPEUTICS,  INC.

                                                     By /s/ Frederic A. Eustis
                                                           Title:  Secretary

Date:  May 27, 1998

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